SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549

                               FORM 8-K

                            CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of
                  the Securities Exchange Act of 1934


                            MARCH 10, 1999
                           ----------------
                           (Date of Report)


                    VERSAILLES CAPITAL CORPORATION
    --------------------------------------------------------------
        (Exact Name of Registrant as specified in its charter)


       COLORADO                  0-22865             84-1044910
----------------------------   -----------       -------------------
(State or other jurisdiction   (Commission         (IRS Employer
    of incorporation)         File Number)       Identification No.)


       21550 OXNARD STREET, SUITE 830, WOODLAND HILLS, CA 91367
----------------------------------------------------------------------
      (Address of principal executive offices including zip code)


                            (818) 676-0404
          ---------------------------------------------------
          (Registrant's telephone number including area code)



                                  N/A
      -----------------------------------------------------------
     (Former name or former address, if changed since last report)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.
-----------------------------------------

     On February 23, 1999 (the "Effective Date"), Versailles Capital Corporation, a Colorado corporation ("Company") completed a merger between its wholly-owned subsidiary, Amerimmune, Inc. ("Amerimmune"), and British Lion Medical, Inc. (British Lion), pursuant to an Agreement and Plan of Merger dated February 17, 1999 ("Merger"), as discussed in Item 2 below. In connection with the Merger, each share of common stock of British Lion issued and outstanding on the Effective Date was exchanged for 7.13397 shares of the Issuer's common stock, $.05 par value per share ("Common Stock"), resulting in the shareholders of British Lion acquiring approximately 97 percent of the outstanding voting shares of the Issuer.

     Subsequent to the Effective Date of the Merger Agreement, all directors and officers of the Company resigned and new directors and officers were elected. The following table sets forth the names and positions of the current directors and executive officers of the Company:

Name                            Age        Position
----                            ---        --------

Michael A. Davis                 57        President, CEO and Director

Wellington A. Ewen               59        Chief Financial Officer

Pamela M. Kapustay               43        Vice President, Clinical and
                                           Regulatory Affairs

Kimberlie L. Cerrone             46        Director

O. B. Parrish                    65        Director

Lois Rezler                      46        Director

Daniel L. Azarnoff               72        Director

Roy S. Azarnoff                  67        Director

     The following sets forth biographical information concerning the Company's directors and executive officers.

     MICHAEL A. DAVIS, M.D., Sc.D., M.B.A. currently serves as President, CEO and a Director for the Company, and is Professor of Radiology and Director, Division of Radiologic Research in the Department of Radiology at the University of Massachusetts Medical Center ("UMMC"), Worcester, Massachusetts since 1980. Dr. Davis also serves as the Associate Medical Director of the Center for Advanced Clinical Technology at UMMC, which was formed to aid medical device and pharmaceutical manufacturers in obtaining safety and efficacy data required by the Food and Drug Administration (FDA) and other world-wide regulatory bodies prior to granting marketing approval. Since 1989, Dr. Davis has served as Medical Director for the E-Z-EM Company, and was subsequently appointed as Technical Director, Chief Scientific Officer and Director. Since 1982, Dr. Davis has been an Adjunct Professor in Nuclear Medicine at Tufts University School of Veterinary Medicine, an Affiliate Professor of Biomedical Engineering at Worcester Polytechnic Institute since 1986, and has held faculty positions at Harvard Medical School and Northeastern University. Currently, Dr. Davis serves as President of Synergy Consulting Group, Ltd., a medical device and drug consulting group comprising contract research organizations, which helps in the design, monitoring and implementation of clinical trials and serves as liaison with the FDA. He is a member of various medical and honorary societies and has participated on various advisory committees for the United States Army and National Institutes of Health. Dr. Davis is the listed inventor on seven issued United States patents for scientific developments in the areas of radiology and nuclear medicine, has lectured extensively and authored over 136 peer-reviewed, scientific publications. Dr. Davis received his B.S. and M.S. degrees in chemistry from Worcester Polytechnic Institute, his M.S. and Sc.D. degrees in radiation biology from the Harvard School of Public Health, an M.D. from the University of Massachusetts Medical School, and an M.B.A. from Northeastern University.

     WELLINGTON A. EWEN, C.P.A., MBA currently serves as the Company's Chief Financial Officer, and has been the Chief Financial Officer of Entropin since March, 1998. For the past ten years, Mr. Ewen has been the owner and manager of Wellington A. Ewen & Associates, a business consulting firm in Malibu, California. He has acted as a financial and accounting officer for various businesses during that time. Prior to that, Mr. Ewen served as senior manager at the public accounting firms of Coopers & Lybrand, Los Angeles, California and Arthur Andersen & Co., New York, New York. Mr. Ewen is a C.P.A. in the States of New York, Oregon and California and has M.B.A. and B.S. degrees from Cornell University.

     PAMELA M. KAPUSTAY, R.N., M.N. currently serves as the Company's Vice President, Clinical and Regulatory Affairs. Ms. Kapustay is Senior Research Associate in Clinical Management and Research Development for Entropin, Inc., and serves in the same capacity for Western Center for Clinical Studies. In addition, she serves as an independent consultant to Amgen, Inc. assisting in the coordination of a large multi-center pharmacoeconomic research project. Ms. Kapustay has held administrative, clinical research and practice positions in both corporate and university settings within and outside the United States, including the University of Texas, M.D. Anderson Hospital and Tumor Institute with a concentrated clinical focus in oncology and HIV/AIDS care. She has lectured and published peer-reviewed articles and books on various aspects of peripheral
blood stem cell transplantation.   Ms. Kapustay received a B.S. degree in
nursing from the University of Texas Health Science Center in Houston, Texas and an M.S. degree in nursing from the University of California, Los Angeles.

     KIMBERLIE L. CERRONE, M.S., M.B.A., J.D. currently serves as a Director of the Company and a business development consultant to early stage high technology and life sciences companies. Ms. Cerrone is a licensed California patent attorney who has practiced technology law at Gunderson Dettner and Venture Law Group and was in house counsel at a software company. Ms. Cerrone is admitted to practice patent law before the United States Patent and Trademark Office. In 1987, she
co-founded Neurobiological Technologies, Inc., and led this biotechnology company's business development, regulatory affairs and financing efforts for its first three years. Ms. Cerrone served on the Board of Directors of Neurobiological Technologies, Inc., prior to its initial public offering
in 1994.   She has authored several articles and book chapters on business strategies that maximize the strategic value of intellectual property and
is frequently invited to speak at legal and business conferences.   Ms.
Cerrone received a B.S. degree from the University of Illinois, and a Master of Science degree in Biochemical Pharmacology from New York University. She was awarded a Master of Business Administration degree from University of San Francisco and a J.D. from the University of California, Hastings College of the Law.

     O. B. PARRISH currently serves as a Director of the Company and is the President and a Director of Phoenix Health Care of Illinois, Inc. Mr. Parrish is also Chairman, CEO and a Director of the Female Health Company of Chicago, Illinois. In addition, he is Chairman of VistaCare Ltd., of Minneapolis, which provides financial services to the terminally ill. Mr. Parrish was Co-Chairman and a Director of Inhalon Pharmaceuticals, Inc, of Bethlehem, Pennsylvania. He is also a Trustee of Lawrence University. From 1977 until 1986, he served as President of the Pharmaceutical Group of G.D. Searle in Chicago, responsible for the management of its global
pharmaceutical business.   From 1974 until 1977, Parrish was President of
Searle International and was responsible for the pharmaceutical diagnostics and hospital business outside of the United States. Mr. Parrish has also served as Executive President of the International Division of Pfizer, Inc., and responsible for the management of the pharmaceutical, animal health, consumer and chemical businesses in Canada, Latin America and Germany, as well as staff pharmaceutical marketing, licensing and regulatory activities outside of the United States. Mr. Parrish holds a B.S. degree from Lawrence University and an M.B.A. from the University of Chicago

     LOIS REZLER, Ph.D. currently serves as a Director of the Company, and formerly served as a Director and President of British Lion since October 1998. Since April 1998, Dr. Rezler has served as Vice President of Science and Regulatory Affairs of Entropin, Inc. For more than ten years, Dr. Rezler was engaged in consulting for various pharmaceutical and biotechnology corporations including Smith Kline, Smith & Nephew, Cheesborough Ponds, CIBA, Merck Sharpe Dome, Baxter Travenol and others. Since January 1996, Dr. Rezler has been a Director and President of
Western Center for Clinical Studies. On behalf of various clients, Dr. Rezler's duties and responsibilities have included working at bench level to assist in drug design and development, preparing and submitting grant applications to various government agencies, consulting in all aspects of preparing IND and NDA submissions to the FDA, including biologics, devices, new drugs, priority drugs and orphan drugs. Dr. Rezler's duties also include responsibility for developing time lines and budgets for the project. Dr. Rezler received her Ph.D. in Public Health from Edinburgh University.

     DANIEL L. AZARNOFF, M.D. currently serves as a Director for the Company and formerly served as Director and Vice President of British Lion from October 1998. Since January 1996, Dr. Azarnoff has been a Director and Vice President of Western Center for Clinical Studies, Inc. From 1988 to present, Dr. Azarnoff has served as President of D. L. Azarnoff Associates, a company engaged in consulting for various pharmaceutical and biotechnology companies including Sandoz, Orion Pharma, DeNovo, Inc., Cibus Pharmaceutical and Cellegy Pharmaceuticals, Inc. From 1978 to 1985, Dr. Azarnoff was Corporate Senior Vice President of G.D. Searle & Co., an international pharmaceutical company, and from 1978 through 1985 served as President of Searle Research and Development, a division of G. D. Searle & Co. Dr. Azarnoff was on the faculty of the University of Kansas Medical School ("KUMC") from 1962 through 1978 rising to the rank of KUMC Distinguished Professor of Medicine and Pharmacology. Dr. Azarnoff has also held faculty positions at Northwestern University Medical School, the University of Chicago Medical School, St. Louis University School of Medicine and was a Fulbright Scholar at the Karolinska Institute in Stockholm, Sweden. Dr. Azarnoff is a member of various medical and honorary societies including the Institute of Medicine of the National Academy of Sciences. He has lectured extensively within and outside the United States, and published numerous scientific articles and books on various aspects of clinical pharmacology. Dr. Azarnoff has served on various advisory committees, including the Endocrine and Metabolism and other Ad Hoc advisory committees of the Food and Drug Administration, World Heath Organization, American Medical Association, National Institutes of Health and National Research Council of the National Academy of Sciences. Dr. Azarnoff has served on the Science Advisory Board of various corporations which include Neurobiological Technologies, Inc., Gilead Science, Inc., Oread, Inc., Cibus Pharmaceutical and Sandoz Research Institute. Dr. Azarnoff has served or is serving as a director on the following pharmaceutical drug and development companies: Entropin, Inc., Oread, Inc., Cibus Pharmaceutical and DeNovo, Inc. Dr. Azarnoff serves as Vice President, Medical/Regulatory Affairs for Cellegy Pharmaceutical, Inc, and was appointed President of Entropin, Inc., in April 1998. None of the above corporations are developing drugs similar to the Company's products. Dr. Azarnoff received a B.S. degree in biology and a M.S. degree in zoology from Rutgers University. Dr. Azarnoff received an M.D. degree from the University of Kansas Medical School.

     ROY S. AZARNOFF, Ph.D. currently serves as a Director and Secretary/Treasurer of the Company and formerly served as a Director and Secretary/Treasurer of British Lion from October 1998. Dr. Azarnoff currently serves as the chief operating officer for Western Center for Clinical Studies (since 1995), a consulting firm that provides research support assistance to community hospitals and medical groups for clinical trials with pharmaceutical, biotechnology, diagnostic and medical device companies, and as Chief Executive Officer of Medical Research Consultant Associates Inc. (since 1989), a consulting firm that provides research support assistance to community hospitals, research institutes and drug and medical device companies. In addition, Dr. Azarnoff became Chief Operating Officer of Entropin, Inc. in April, 1998. From 1986 to 1989, Dr. Azarnoff served as director of the Office of Research and Sponsored Projects at California State University, Northridge, and from 1977-79 and 1981-83, served as administrator for Technical Assistance Projects at California State University, Northridge, Foundation. Dr. Azarnoff was chief executive
officer for Eldercare Management Group from 1984 to 1986.   Dr. Azarnoff
developed and then directed the fourth largest area agency on aging in the United States as the director for the Office for the Aging for the City of Los Angeles from 1972 to 1977. In addition, Dr. Azarnoff has authored numerous articles and served as assistant professor at Boston University
from 1957 to 1966.   Dr. Azarnoff received his B.A. from New York
University,  M.A. from State University of

Iowa and his Ph.D. in Communications from the University of Missouri.

     The directors of the Company are elected to hold office until the next annual meeting of shareholders and until their respective successors have been elected and qualified. Officers of the Company are elected annually by the Board of Directors and hold office until their successors are elected and qualified.

     Daniel L. Azarnoff, M.D., the Company's Director, and Roy S. Azarnoff, Ph.D., the Company's Secretary/Treasurer and Director, are brothers.

CHANGE IN CONTROL OF THE BENEFICIAL OWNERSHIP OF COMPANY
--------------------------------------------------------

     Pursuant to the terms of the Merger Agreement, the Company is required to issue, and is in the process of issuing, shares of its Common Stock to the shareholders of British Lion as of February 23, 1999, on the basis of 7.13397 shares of Common Stock for each 1 share of British Lion common stock issued and outstanding which resulted in a change in control of the beneficial ownership of the Company.

     The following table sets forth, as of the date hereof, the ownership of the Company's Common Stock, $.05 par value per share, by (i) each director and executive officer of the Company, (ii) all executive officers and directors of the Company as a group, and (iii) all persons known by the Company to beneficially own more than 5% of the Company's Common Stock:

                                              Amount and Nature       Percent
                     Name and Address          of Beneficial          of Class
Title of Class        of Shareholder            Ownership(1)           Owned
--------------        --------------            ------------           -----
Common Stock,    Michael A. Davis                  214,019              .5%
$.05 par value   21550 Oxnard Street #830
                 Woodland Hills, CA 91367

Common Stock,    Wellington A. Ewen                356,699              .8%
$.05 par value   21550 Oxnard Street  #830
                 Woodland Hills, CA 91367

Common Stock,    Pamela Kapustay                   107,010              .3%
$.05 par value   21550 Oxnard Street  #830
                 Woodland Hills, CA 91367

Common Stock,    Kimberlie L. Cerrone                -0-                -0-
$.05 par value   21550 Oxnard Street  #830
                 Woodland Hills, CA 91367

Common Stock,    O. B. Parrish                       -0-                -0-
$.05 par value   21550 Oxnard Street  #830
                 Woodland Hills, CA 91367

Common Stock,    Lois Rezler                    28,357,561(2)         66.2%
$.05 par value   21550 Oxnard Street  #830
                 Woodland Hills, CA 91367


Common Stock,    Daniel L. Azarnoff             28,357,561(2)         66.2%
$.05 par value   21550 Oxnard Street  #830
                 Woodland Hills, CA 91367

Common Stock,    Roy S. Azarnoff                28,357,561(2)         66.2%
$.05 par value   21550 Oxnard Street  #830
                 Woodland Hills, CA 91367

Common Stock,    Three R Associates, Inc.       28,357,561(3)         66.2%
$.05 par value   21550 Oxnard Street  #830
                 Woodland Hills, CA 91367

Common Stock,    Cytodyn(R) of New Mexico, Inc.  4,280,387(4)         10.0%
$.05 par value   4236 Longridge Avenue #302
                 Studio City, CA 91604

Common Stock,    Allen D. Allen                  6,420,580(5)         15.0%
$.05 par value   4236 Longridge Avenue #302
                 Studio City, CA 91604

Common Stock,    Maya, LLC                       5,018,753            11.7%
$.05 par value   2325-A Renaissance Drive
                 Las Vegas, NV 89119

Common Stock,    Rex Lewis                       5,018,753(6)         11.7%
$.05 par value   2325-A Renaissance Drive
                 Las Vegas, NV 89119

Common Stock,    Battersea Capital, Inc.         4,280,387(7)          9.7%
$.05 par value   P. O. Box 153
                 Santa Monica, CA 90403

Common Stock,    J. Matt Lepo                    4,280,387(8)          9.7%
$.05 par value   P. O. Box 153
                 Santa Monica, CA 90403

Common Stock,    All Directors and Executive
$.05 par value   Officers as a group
                 (8 persons)                    29,035,289           67.78%
------------------
(1) Calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934. Unless otherwise stated below, each such person has sole voting and investment power with respect to all such shares. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

(2) Includes 28,357,561 shares beneficially owned by Three R Associates, Inc. ("Three R"). The shareholders and directors of Three R are: Lois Rezler; Daniel L. Azarnoff; and, Roy S. Azarnoff.

(3) Includes: (i) 21,936,981 shares owned by Three R; and, (ii) 2,140,193 shares owned by Allen D. Allen and 4,280,387 shares owned by Cytodyn(R) of New Mexico, Inc ("Cytodyn(R)") for which Three R holds an irrevocable proxy to vote all such shares.

(4) Ctyodyn(R) granted an irrevocable proxy coupled with interest to vote its shares to Three R.

(5) Includes: (i) 4,280,387 shares owned by Ctyodyn(R), of which Allen D. Allen ("Allen") is a director and controlling shareholder; and, (ii) 2,140,193 shares owned by Allen. Allen granted an irrevocable proxy coupled with interest to vote his shares to Three R.

(6) The shares are owned by Maya, LLC., a limited liability company of which Mr. Lewis is the manager.

(7) Includes options to purchase an aggregate of 2,140,193 shares of Common Stock which consists of: 1,426,796 shares, immediately exercisable for a period of five (5) years, at $.42 per share, as adjusted post-merger granted by the Issuer; and, an option granted by Three R to purchase 713,398 shares of the Issuer's Common Stock owned by Three R, immediately exercisable for a period of five (5) years, at $.42 per share.

(8) The shares, which include an aggregate of 2,140,193 shares underlying options held in the name of Battersea Capital, Inc. ("Battersea"), are owned by Battersea, of which Mr. Lepo is the managing director.


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.
---------------------------------------------

     On February 23, 1999 (the "Effective Date"), Versailles Capital Corporation, a Colorado corporation ("Company"), Amerimmune, Inc., a Colorado corporation and wholly owned subsidiary of the Company ("Amerimmune"), and British Lion Medical, Inc. ("British Lion"), completed an acquisition whereby the Company acquired all of the outstanding shares of British Lion pursuant to an Agreement and Plan of Merger dated February 17, 1999 ("Merger"), among the Company, Amerimmune and British Lion (the "Merger Agreement"). Pursuant to the terms of the Merger Agreement, the following actions occurred:

     (1) For and in consideration of the exchange of all shares of the common stock of British Lion issued and outstanding on the Effective Date, the Company issued 41,758,743 shares of its Common Stock,$.05 par value per share, to shareholders of all the issued and outstanding common stock of British Lion in exchange therefore on a 7.13397 for one basis, resulting in the shareholders of British Lion acquiring approximately 97 percent of the outstanding voting shares of the Company.

     (2) The Company assumed the obligations of British Lion regarding all outstanding stock options to purchase shares of common stock upon the same terms and conditions.

     (3) Each share of the Common Stock of British Lion which was issued and outstanding on the Effective Date, by virtue of the merger and without any action on the part of British Lion, was retired and cancelled.

     In connection with the Merger, British Lion conducted a private placement of its no par value common stock consisting of a maximum of 107 Units, each Unit consisting of 10,000 shares of Common Stock, or 1,070,000 shares (the "Units"), at an offering price of $30,000 per Unit, or $3,210,000. These shares were exchanged for the Issuer's Common Stock in connection with the Merger. The offering was made pursuant to the federal registration exemption contained in Section 4(2) of the Securities Act of 1922, as amended, and Rule 506 of Regulation D promulgated thereunder only to "accredited investors" as that term is defined in Rule 501(a) of Regulation D.

ITEM 5.  OTHER EVENTS.
---------------------

     Subsequent to the acquisition of British Lion Medical, Inc, as discussed in Item 2 above, Amerimmune, Inc., the wholly owned subsidiary of the Company, will succeed to the business of British Lion and become engaged in the pharmaceutical research business with the primary purpose of developing Cytolin(R), a drug designed to protect the immune system, especially in patients suffering from Human Immunodeficiency Virus ("HIV"). The Company believes that Cytolin(R) is important for the growing number of patients who have become resistant to drugs currently used to treat the HIV/AIDS virus.

Background
----------

     Allen D. Allen, the founding scientist of Cytolin(R), developed a family of monoclonal antibodies, one of which is called Cytolin(R), that blocks certain adhesion molecules on one of the disease fighting cells of the immune system, protecting the immune system's ability to keep itself functioning effectively. Working with the current scientific evidence gathered to 1993, Allen discerned that adhesion molecules appearing on the killer white blood cells of individuals infected with Human Immunodeficiency Virus (HIV) cause the killer cells of the immune system to destroy CD4 cells, eventually resulting in the syndrome known as AIDS. Adhesion molecules appear in large numbers on the killer-type T cells of the immune system that proliferate in HIV-infected persons. In general, killer cells that carry an abundance of adhesion molecules tend to turn the human immune system against itself. Cytolin(R) keeps the immune system in check by blocking predetermined adhesion molecules on killer-type T cells.

     Acquired Immune Deficiency Syndrome ("AIDS") is a disease caused by the Human

Immunodeficiency Virus ("HIV"). First described as an infectious disease in the early 1980s, HIV has infected over 20 million persons worldwide and about 900,000 in the United States. This retrovirus attacks some of the body's immune system cells and eventually causes the immune system to damage itself, reducing the ability of the immune system to protect the body against fungal, bacterial, parasitic and viral organisms, as well as several types of cancer. The medical community generally believes that most people becoming infected with HIV will eventually develop AIDS and die.

     Allen and his associates formed Cytodyn(R) of New Mexico, Inc. ("Cytodyn(R)") for the purposes of developing his theory and a drug which could diminish destruction of CD4 cells. Cytodyn(R) raised and expended $1,500,000 over the next couple of years for development and testing. In 1994, Allen granted Cytodyn(R) of New Mexico, a New Mexico corporation ("Cytodyn(R)"), of which Allen owns 100% of the Class A voting stock, an exclusive worldwide license to use the patent rights and technology. In addition, Cytodyn(R) obtained a trademark name for the product, Cytolin(R).

     In August 1998, Allen and Cytodyn(R) entered into a Termination, Sale and Shareholder Agreement with Three R Associates, Inc., a California corporation ("Three R"), wherein: (i) Cytodyn(R) agreed to relinquish the exclusive license to Cytolin(R) and grant an exclusive license to the trademark name, Cytolin(R), to Three R, in exchange for 600,000 shares of the Company's stock; and, (ii) Allen agreed to sell all United States Patent and foreign patent rights and technological know-how underlying the drug, Cytolin(R), to Three R, in exchange for a minimum of $180,000 ("Purchase Agreement"). In August, 1998, Cytodyn(R) granted to Three R Associates, Inc. ("Three R"), an exclusive license to the trademark name.

     In October 1998, Three R entered into a Patent and Trademark License Agreement ("License Agreement") with British Lion, whereby British Lion received: (i) irrevocable exclusive worldwide rights to use all present and future patent rights, know-how and background technology of Three R, relating to the product, Cytolin(R); and, (ii) a sublicense to the trademark name, Cytolin(R). British Lion granted Three R 3,075,000 Shares of its Stock upon execution of the License Agreement, and agreed to assume Three R's obligations under a consulting agreement between Three R and Allen D. Allen, the inventor of the technology. The License Agreement was contingent upon: (i) British Lion's entering into a management agreement with Western Center for Clinical Studies, Inc., a California corporation ("WCCS") for purposes of assisting British Lion in obtaining FDA approval to market Cytolin(R) for commercial use; and, (ii) the completion of British Lion's merger with a publicly held company. Lois Rezler, Daniel L. Azarnoff and Roy S. Azarnoff, British Lion's directors and officers, collectively own 100% of the issued and outstanding stock of WCCS and Three R. In October 1998, British Lion entered into a management agreement with WCCS which was subsequently ratified by disinterested directors of the Company.

     In October 1998, British Lion sold 200,000 shares of its stock for a total of $300,000, to certain accredited investors, as that term is defined under Rule 501(a) of Regulation D of the Act, in a private offering exempt from registration under Section 4(2) of the Act and Rule 506 of

Regulation D promulgated thereunder, through its officers and directors. The proceeds of the offering were used as short term working capital.

     In December 1998, British Lion sold 1,070,000 shares of its stock for a total of $3,210,000, to accredited investors, as that term is defined under Rule 501(a) of Regulation D of the Act, in a private offering exempt from registration under Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder, through its officers and directors. The offering terminated on February 22, 1999 and funds were held in escrow until February 23, 1999, the Effective Date of the Merger Agreement. The proceeds of the offering will be used for research and development of the Company's product, Cytolin(R).

Testing of Cytolin
------------------

     The safety of Cytolin(R) was tested in a series of toxicology studies and it was found safe for administering to humans. During the period when no especially effective treatments for HIV were on the market, a number of physicians in the United States using the compound made by manufacturer under the current Good Manufacturing Practices ("GMP"), administered Cytolin(R) to their HIV-infected patients over the course of more than three years. As results from the initial use became available, other physicians obtained and administered it to their patients as well. Four of those physicians allowed an independent, professional monitor into their offices to inspect the medical records of 188 patients they had treated with Cytolin(R) once or twice a month over 18 months. These data were recorded and summarized and form part of the material presented to the FDA as an indication of the safety of Cytolin(R). The FDA has authorized a clinical trial, the preparation of which will begin shortly.

Overview of the FDA Approval Process
------------------------------------

     GENERAL. The manufacturing and marketing of the Company's proposed products and its research and development activities are and will continue to be subject to regulation by federal, state and local governmental authorities in the United States and other countries. In the United States, pharmaceuticals are subject to rigorous regulation by the FDA's Center for Biologic and Drug Evaluation and Research, which reviews and approves marketing of drugs. The Federal Food, Drug and Cosmetic Act, the regulations promulgated thereunder, and other federal and state statutes and regulations govern, among other things, the testing, manufacture, labeling, storage, record keeping, advertising and promotion of the Company's potential products.

     APPROVAL PROCESS. The process of obtaining FDA approval for a new drug takes several years and generally involves the expenditure of substantial resources. The steps required before a new drug can be produced and marketed for human use include pre-clinical and clinical trials and the approval of the New Drug Application ("NDA"). However, the FDA offers an accelerated drug approval program for new drugs which treat serious or life-threatening illnesses. SEE Accelerated Drug Approval.

     PRE-CLINICAL TESTING. The compound is subjected to extensive laboratory and animal testing to determine if the compound is biologically safe and has the functionality for which its therapeutic use is intended. All animal safety studies must be performed under current good laboratory practices.

     INVESTIGATIONAL NEW DRUG ("IND"). Before human tests can begin, the drug sponsor must file an IND application with the FDA, showing how the drug and drug product(s) are made and the results of animal testing. If the FDA does not reject the application within 30 days, IND status permits the sponsor to undertake initial studies in human volunteer subjects.

     HUMAN TESTING (CLINICAL). Under an IND, the human clinical testing program involves three phases. Clinical trials are conducted in accordance with protocols that detail the objectives of the study, the parameters to be used to monitor safety and the efficacy criteria to be evaluated, including the type of statistical analysis that will be done. Each protocol is submitted to the FDA as part of the IND filing. At the present time, two well-controlled clinical trials using a placebo for some subjects are required to establish efficacy and safety. Each clinical study is conducted under the auspices of an independent Institutional Review Board ("IRB") for each institution at which the study will be conducted. The IRB considers, among other things, information on the product, ethical factors, the risk to human subjects, and the potential benefits of therapy relative to risk.

     For drugs that are not intended for HIV treatment, Phase I clinical trials are usually conducted on healthy volunteers to determine the maximum tolerated dose, adverse effects and pharmacokinetics of a product.
Efficacy endpoints, even if surrogate measures, are also obtained if possible. Phase II studies are conducted on a statistically relevant number of patients having a specific disease to determine initial efficacy in humans for that specific disease, and possible adverse effects and safety risks. Phase III normally involves the pivotal trials of a drug, consisting of wide-scale studies on patients with the disease for which the drug is intended, in order to evaluate the overall benefits and risks of the drug for the treated disease. In addition to a placebo, these studies may compare the Company's drug product with other available products.
Phase I, II and III studies are planned to demonstrate safety and efficacy as required for FDA approval. The FDA continually reviews the clinical trial plans and results and may suggest design changes or may discontinue the trials at any time if significant safety or other issues arise. The data obtained from the IND studies are the basis for the official label or package insert that tells the prescribing physician about the drug product and how to use it appropriately.

     NEW DRUG APPLICATION ("NDA").    Upon completion of Phase III, the
drug sponsor may file a NDA containing all pre-clinical, pharmacology and toxicology information, and clinical and chemical, manufacturing and control ("CMC") information that has been gathered, as well as all other information that is known from any other sources. The information must include essentially all the data collected during the IND phase (e.g. chemical structure and characterization of the drug, formula and manufacturing process, stability in the proposed packaging, animal and laboratory studies, results of all human tests, etc.) and proposed labeling. Once submitted, the FDA has 90 days to accept the application. If the application is accepted, the Company must pay the FDA approximately $200,000 as a user fee in order to continue with the review process.

     APPROVAL. Once a NDA is approved, the manufacturer is required to keep the FDA informed at all times regarding any adverse reactions. Moreover, contract manufacturers that the Company may use must adhere at all times to current GMP regulations enforced by the FDA through its facilities inspection program. These facilities must pass a pre-approval plant inspection before the FDA will issue a pre-market approval of the product. The FDA may also require post-marketing testing (Phase IV) to support the conclusion of efficacy and safety of the product, or answer specific questions that arose during the IND studies. Phase IV can involve significant expense. After FDA approval is obtained for initial indications, further clinical trials are necessary to gain approval for the use of the product for additional indications.

     The testing and approval process is likely to require substantial time and effort, and there can be no assurance that any FDA approval will be granted on a timely basis, if at all. The approval process is affected by a number of factors, primarily the adverse effects of the drug (safety) and its therapeutic benefits (efficacy). Additional preclinical or clinical trials may be required during the FDA review period and may delay marketing approval. A task force established by the FDA has recently proposed significant changes in the design, analysis and reporting of clinical studies conducted under INDs, in response to the results of a Phase III trial of a drug by another company in which severe complications and death occurred. The task force recommended increased requirements for reporting adverse effects and new, more stringent rules that would require clinical trial investigators to assume that toxicities reported by patients are drug-related. If these recommendations are implemented, the costs associated with obtaining market approval by the FDA are likely to be increased.

     Outside the United States, the Company will be subject to foreign regulatory requirements governing human clinical trials and marketing approval for its products. Although the requirements governing the conduct of clinical trials, product licensing, pricing and reimbursements vary widely from country to country, these differences have been minimized in Europe and Asia as a result of publication and acceptance of the International Committee on Harmonization guidelines.

Accelerated Drug Approval
-------------------------

     The FDA allows patients with serious and life-threatening diseases, such as HIV, to benefit from earlier access to important new drugs through an "accelerated drug approval" program. To be eligible for this program, the products must treat serious or life-threatening illnesses and provide meaningful therapeutic benefits beyond existing treatments. Under this program, a significant new therapy could be approved for marketing at the earliest possible point at which safety and effectiveness are reasonably established under existing law. For example, the approval of a drug could be accelerated by demonstrating a favorable effect on a well-documented surrogate endpoint to predict clinical benefit, instead of requiring that the drug demonstrate actual clinical benefit, which may take many months or years. Approval would be granted only if the sponsor agrees to conduct additional post-marketing studies to confirm the product's effectiveness and/or agrees to restrict distribution of the product. In addition, if the further clinical trials do not bear out the product's effectiveness or if restricted distribution is inadequate to assure safe use, approval of the product would be withdrawn.

The Current Status of FDA Approval/Proposed Research and Development Plan
-------------------------------------------------------------------------

     The Company believes that the research and development effort invested in Cytolin(R) undertaken by Allen and his affiliated company has produced an existing base of data which, in the view of management, may reduce the time, risk and cost associated with commercializing the product. With the FDA's current accelerated drug approval program, the Company believes that the approval process for Cytolin(R) may be accelerated.

     The first study, a tolerability study which is designed to determine the optimum dosage, has received FDA approval and can begin soon after the drug is manufactured. At the conclusion of the tolerability (dose-ranging) study, about ten to twelve months after initiation, the Company anticipates that the FDA will grant approval to sell the drug to HIV-infected persons while the Phase II/III study is on-going. Upon completion of the first study, with FDA approval, the Company will initiate a Phase II/III study to determine that the drug is effective for a wide range of patients and what side-effects, if any, exist. Additional studies may not be required. Should one or more be required, these studies will involve more patients at a number of sites and will be designed to add data about Cytolin(R)'s effectiveness, side-effects and appropriate use. A NDA will be filed with the FDA as soon as feasible after the last required study. Approval of the NDA will permit the Company to market Cytolin(R) through normal channels.

Manufacturing
-------------

     The Company does not have, and does not intend to establish, manufacturing facilities to produce products. The Company plans to control its initial capital expenditures by using contract manufacturers to make its products. The Company believes that there are a sufficient number of high quality FDA-approved contract manufacturers available to fulfill its near-term production needs for both clinical and commercial uses.

     The manufacture of the Company's products by outside contractors will be subject to rigorous regulations, including the need to comply with the FDA's current GMP standards. As part of obtaining FDA approval for the product, each of the manufacturing facilities must be inspected, approved by and registered with the FDA. In addition to obtaining FDA approval of the prospective manufacturer's quality control and manufacturing procedures, domestic and foreign manufacturing facilities are subject to periodic inspection by the FDA and/or foreign regulatory authorities.

Patents
-------

     Cytolin(R) is protected by the following United States Composition
Patents: Patent #5,424,066 granted June 13, 1995 to Allen; and, Patent #5,651,970 granted July 29, 1997 to Allen, both of which patents will expire 17 years from date of grant. Allen granted Cytodyn, an exclusive worldwide license to use the patent rights and technology. In August 1998, Three R entered into an agreement with Cytodyn(R) and Allen wherein Cytodyn(R) relinquished the exclusive license to Cytolin(R) and in turn, Allen agreed to sell all United States Patent and foreign patent rights and technological know-how underlying the drug, Cytolin(R), to Three R. In October 1998, Three R granted British Lion an exclusive irrevocable worldwide license to develop, manufacture and market Cytolin(R), subject to certain contingencies.

Risk Factors
------------

1. The Company's principal development efforts will be centered on the development of a new drug, Cytolin(R), which management believes will protect the immune system in patients suffering from Human Immunodeficiency virus ("HIV"). In a series of toxicology studies, Cytolin(R) was found safe for administering to humans. In addition, independent professional studies of 188 HIV/AIDS patients treated with Cytolin(R) over a three (3) year period were presented to the Food and Drug Administration ("FDA") as an indication of the safety of the drug. As a result, the FDA has authorized a clinical trial which can begin as soon as funds become available. The FDA has developed a "fast track" process for approval, for which the Company believes Cytolin(R) should be eligible. The Company expects to obtain FDA approval for regular sales in three (3) years or less.

     While limited clinical experience with Cytolin(R) has to date produced favorable results, significant additional trials are required, and no assurance can be given that the drug will ultimately be approved by the FDA. The Company intends to develop additional products using the same technology; however, there can be no assurances that such plans will materialize. The Company has never commercially introduced a product, and no assurance can be given that commercialization of the Company's product in any country in which it may be approved will be financially successful, which could materially adversely effect the Company.

2. The Company has not yet generated any operating revenues. The Company cannot predict when marketing approvals for Cytolin(R) will be obtained, if ever. Even if such approvals are obtained, there can be no assurance that Cytolin(R) will be successfully commercialized. Since anti-HIV/AIDS drugs are not necessarily required to follow the FDA's usual approval process and may be sold, but not marketed, as soon as their safety is established, the Company anticipates sales can be made to physicians soon after the completion of the first clinical trial. Nevertheless, the Company expects its operating expenses to increase over the next several years as it funds development, clinical testing and other expenses of seeking FDA approval. The Company's ability to achieve a profitable level of operation is dependent in large part on obtaining regulatory approvals for its products, entering into agreements for product development and commercialization, and expanding from development into successful marketing, all of which will require significant amounts of capital. There can be no assurance that the Company will ever achieve a profitable level of operations.

3. The Company has obtained the exclusive irrevocable worldwide rights to develop and market the product, Cytolin(R), from Three R Associates, Inc. ("Three R"). However, patents are not a guarantee of protection from competitors, especially in an area characterized by rapid advances, and enforcement of patents and proprietary rights in many countries can be expected to be problematic or unpredictable. There can be no assurance that any patents issued or licensed to the Company or Three R will not be challenged, invalidated, infringed upon, or designed around by others or that the claims contained in such patents will not infringe the patent claims of others. Furthermore, there can be no assurance that others will not independently develop similar products. Although management believes that patents provide significant protection for the Company's product, the Company's business may be adversely affected by competitors who develop a substantially equivalent product. Patent litigation can be extremely expensive, and the Company may find that it is unable to fund litigation necessary to defend its rights.

4. The research, preclinical development, clinical trial, manufacturing, marketing and sale of pharmaceuticals are subject to extensive regulation by governmental authorities. Products developed by the Company cannot be marketed commercially in any jurisdiction in which they have not been approved. The process of obtaining regulatory approvals is lengthy and extremely expensive. Approval by United States authorities does not guarantee, nor at times even facilitate or expedite, approval in other countries. Further, government regulations are subject to change and it is possible that additional criteria may be established or imposed which could prevent or delay regulatory approval of any products of the Company.

5. The Company may require substantial and increasing amounts of funds to conduct necessary research and development and preclinical and clinical testing of its product, and to market any products which may receive regulatory approval. Although the Company may sell, but not market, Cytolin(R) as an anti-HIV/AIDS drug to physicians following the completion of the first clinical trial and prior to FDA approval, the Company does not expect to generate revenue from operations within the next year. The Company's ability to meet its cash obligations as they become due and payable is expected to depend for at least the next several years on its ability to obtain equity and or debt capital. There can be no assurance that the Company will be successful in raising the necessary funds. The Company's future capital requirements will depend upon many factors, including progress with preclinical testing and clinical trials; the time and costs involved in obtaining regulatory approvals; competing technological and market developments; the ability of the Company to establish collaborative arrangements; and, effective commercialization and marketing activities. In any event, the Company may incur negative cash flows and net losses for the foreseeable future.

     The Company may require significant capital in order to complete the FDA approval process and New Drug Application Phase. Additional funds will be sought, most likely through sale of equity or debt securities. If adequate funds are not available, the Company may delay, scale back or eliminate certain programs, or may seek funds through collaborative arrangements with strategic partners or others. Such arrangements could require relinquishment of rights to certain technologies, products or markets which it would not otherwise relinquish.

6. The Company may experience cash flow difficulties from time to time due to its substantial capital needs. For the foreseeable future, the Company's ability to meet its cash obligations as they become due and payable will depend on its ability to obtain debt and/or equity funding.
In the event that the Company can not raise sufficient capital when needed to sustain or expand its operations, the Company would suspend research and development activities.

7. The pharmaceutical industry is characterized by intense competition and is subject to rapid and significant technological change. Rapid technological development may cause the products to become obsolete before the Company recoups all or any portion of the related expenses. The Company's competitors include major pharmaceutical companies, biotechnology firms and universities and other research institutions, both in the United States and abroad, which are actively engaged in research and development of products in the therapeutic areas being pursued by the Company. Most of the Company's competitors have substantially greater financial, technical, manufacturing, marketing and human resource capabilities than the Company. In addition, many of the Company's competitors have significantly greater experience in testing new or improved therapeutic products and obtaining regulatory approval of products. Accordingly, the Company's competitors may succeed in obtaining regulatory approval for products more rapidly than the Company. If the Company commences significant commercial sales of its products, it will also be competing with respect to manufacturing efficiencies and marketing capabilities, areas in which it has little experience.

8. The Company is significantly dependent on its officers and directors. If the Company fails to retain the services of one or more of these individuals, the Company's operations may be adversely affected. The Company does not have key man insurance on any of its officers or directors.

9. The Company entered into a management agreement with WCCS for purposes of assisting the Company in obtaining FDA approval necessary to market the Company's product, Cytolin(R), for commercial use. Although the Company could contract with other companies for comparable services, the Termination, Sale and Shareholder Agreement by and among Three R, Allen D. Allen and Cytodyn(R) which conveys the patents to Three R, required the Company to enter into the abovementioned management agreement, as a condition to Three R's granting the Company an exclusive worldwide license to develop the product.

     Three R and WCCS are controlled by some of the officers and directors of the Company, Lois Rezler, Daniel L. Azarnoff and Roy S. Azarnoff, all of whom will basically control the rights to all pharmaceutical products which will be licensed to the Company. The Company will be obligated to provide certain funding, including funding for the development and testing of the product, at specified times. There can be no assurance that the Company will be able to meet future payments or funding obligations under the WCCS agreement, which would have a material adverse effect on the Company.

10. All of the Company's product development efforts are based upon technologies and therapeutic approaches that have not been widely tested or used. There is, therefore, significant risk that these approaches will not prove to be successful. While the Company believes that the results obtained to date in preclinical and limited clinical studies support further research and development, those results are not necessarily indicative of results that will be obtained in further human clinical testing.

11. Government health administration authorities, together with private health insurers, increasingly are attempting to contain health care costs by limiting the price or reimbursement levels for medical products and services. In certain foreign markets, pricing or profitability of prescriptive pharmaceuticals is subject to government control. In the United States, there have been a number of federal and state proposals to implement similar government controls or otherwise significantly reform the existing health care system. Due to uncertainties as to the ultimate features of this or any other reform initiatives that may be enacted, the Company cannot predict which, if any, of such reform proposals will be adopted, when they may be adopted, or what impact they may have on the Company. It is possible that any legislation which is enacted will include provisions resulting in price limits, utilization controls or other consequences that may adversely affect the Company.

12. The Company's business will expose it to potential product liability risks which are inherent in the testing, manufacturing, marketing and sale of pharmaceutical products, and product liability claims may be asserted against the Company. Product liability insurance for the pharmaceutical industry generally is expensive to the extent that it is available at all. There can be no assurance that adequate insurance coverage will be available at acceptable costs, if at all, or that a product liability claim would not adversely affect the business or financial condition of the Company.

Certain Relationships and Related Transactions
----------------------------------------------

     Allen D. Allen is the present owner of all United States Patent and foreign patent rights to the technology and know-how underlying the product, Cytolin(R). In 1994, Allen granted Cytodyn(R) of New Mexico, a New Mexico corporation ("Cytodyn(R)"), of which Allen owns 100% of the Class A voting stock, an exclusive worldwide license to use the patent rights and technology. In August 1998, Allen and Cytodyn(R) entered into a Termination, Sale and Shareholder Agreement with Three R Associates, Inc., a California corporation ("Three R"), wherein: (i) Cytodyn(R) agreed to relinquish the exclusive license to Cytolin(R) and grant an exclusive license to the trademark name, Cytolin(R), to Three R, in exchange for a number of shares equivalent to 10% of the issued and outstanding shares in the subsequent public company; and (ii) Allen agreed to sell all United States Patent and foreign patent rights and technological know-how underlying the drug, Cytolin(R), to Three R, in exchange for a minimum of $180,000. Lois Rezler, Daniel L. Azarnoff and Roy Azarnoff, directors of the Company, are the officers, directors and sole shareholders of Three R.

     In October 1998, Three R entered into a Patent and Trademark License Agreement with British Lion ("License Agreement"), pursuant to which Three R granted British Lion an irrevocable exclusive worldwide rights to use all present and future patent rights, know-how and background technology of Three R, relating to the product, Cytolin(R). In addition, the License Agreement contains a provision whereby Three R granted British Lion a sublicense to the trademark name, Cytolin(R). In exchange for the License, British Lion issued 3,075,000 shares of its Stock to Three R, and subsequently assumed
Three R's obligations under a consulting agreement between Three R and Allen, the inventor of the technology. The License Agreement is subject to: (i) British Lion's entering into a management agreement with WCCS for purposes of assisting the British Lion in obtaining FDA approval to market Cytolin(R) for commercial use; and, (ii) British Lion's entering into a business combination with a publicly held company.

     In October 1998, British Lion entered into a management agreement with WCCS ("WCCS Agreement"), for purposes of assisting British Lion in obtaining FDA approval to market Cytolin(R) for commercial use. Lois Rezler, Daniel L. Azarnoff and Roy Azarnoff, are the officers, directors and sole shareholders of WCCS, as well as directors of the Company. To avoid potential conflict of interest issued, the WCCS Agreement was ratified by disinterested directors of the Company subsequent to the Merger.

     Pursuant to the Termination, Sale and Shareholder Agreement, Cytodyn(R) granted an irrevocable proxy coupled with interest to vote its Shares to Three R, which is solely owned by Lois Rezler, Daniel L. Azarnoff and Roy S. Azarnoff, all of which are directors of the Company. Pursuant to a Subscription, Share Restriction and Proxy Agreement dated October 23, 1998, Allen D. Allen granted irrevocable proxy coupled with interest to vote his shares to Lois Rezler, Daniel L. Azarnoff and Roy S. Azarnoff.

     The following shareholders have agreed not to sell any of the shares of the Company's Stock issued to them for a period of two (2) years from date of grant: Three R; Allen; Cytodyn(R); Wellington Ewen; Pamela Kapustay; Michael A. Davis; and, Joseph J. McCann. In addition, Allen and Cytodyn(R) have granted to Lois Rezler, Daniel L. Azarnoff and Roy S. Azarnoff, directors of the Company, a first right of refusal to purchase their stock.

     Three R entered into an agreement with Allen D. Allen, the inventor of Cytolin(R), dated August 1, 1998, whereby Allen agreed to provide scientific expertise regarding the patents, technology and know-how underlying the product, Cytolin(R), to the Company for a period of 15 years in exchange for a consulting fee of $10,000 per year; provided, however, Three R can terminate the consulting agreement with one year's notice, beginning February 23, 2000.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.


     (a)(b) Financial Statements of Business Acquired; Pro forma Financial Information:

          The pro forma financial information reflecting the transaction and financial statements of Versailles Capital Corporation will be filed by an amendment to this Form 8-K within the time period specified by statute.

     (c)  Exhibits:

          Exhibit 2.1 Agreement and Plan of Merger, dated February 17, 1999, by and among Versailles Capital
                         Corporation, Amerimmune, Inc. and British Lion Medical, Inc.

          Exhibit 3.3 Articles of Merger, as filed with the Colorado Secretary of State on February 23, 1999.

          Exhibit 10.1 Patent and Trademark License Agreement between British Lion Medical, Inc. and Three R
                         Associates, Inc., dated October 24, 1998.

          Exhibit 10.2 Termination, Sale and Shareholder Agreement by and among Three R Associates, Inc., Allen D. Allen and Cytodyn(R) of New Mexico, Inc., dated August 1, 1998.

          Exhibit 10.3 Management Agreement between British Lion Medical, Inc. and WCCS, Inc., dated October 24, 1998.

          Exhibit 10.4 Subscription, Share Restriction and Proxy Agreement between British Lion Medical, Inc. and Allen D. Allen, dated October 23, 1998.



SIGNATURES
----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


Date: March 10, 1999

                                   VERSAILLES CAPITAL CORPORATION



                                   By: /s/ WELLINGTON A. EWEN
                                      -------------------------------
                                      Wellington A. Ewen
                                      Chief Financial Officer